Exhibit 99.1

   Frederick County Bancorp, Inc. Reports Results for the Third Quarter 2004

    FREDERICK, Md., Oct. 13 /PRNewswire-FirstCall/ --- Frederick County Bancorp, Inc. (the "Company") (OTC Bulletin Board: FCBI), the parent company for Frederick County Bank, announced today that, as of September 30, 2004, after almost three years in operation, assets stood at $159.2 million, with deposits of $144.4 million and loans of $123.6 million. For the quarter ended September 30, 2004 the Company recorded a net profit of $428,000 and diluted earnings per share of $0.28, which compares very favorably to the net profit of $132,000 and diluted earnings per share of $0.09 recorded for the third quarter of 2003. Also the Company earned $1,030,000 with diluted earnings per share of $0.68 for the first nine months of 2004, exceeding the $201,000 in earnings and diluted earnings per share of $0.14 for the same period in 2003. The Company's 2003 diluted earnings per share amounts have been restated for the effects of a two-for-one stock split effected in the form of a 100% stock split declared in August 2004 and paid in September 2004.



SOURCE  Frederick County Bancorp, Inc.
    -0-                             10/13/2004
    /CONTACT: William R. Talley, Jr., Executive Vice President and Chief Financial Officer of Frederick County Bancorp, Inc., +1-240-529-1507/
    /Web site:  http://www.frederickcountybank.com/
    (FCBI)

CO:  Frederick County Bancorp, Inc.
ST:  Maryland
IN:  FIN OTC
SU:  ERN